Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

SECOND TERMINATION AGREEMENT

This Second Termination Agreement (this “Agreement”), dated as of April 15, 2026 (the “Effective Date”), is by and among Janssen Pharmaceuticals, Inc., a Delaware corporation (“Janssen”), on the one hand, and MeiraGTx UK II Limited, a company organized and existing under the laws of England and Wales (“MeiraGTx UK II”), MeiraGTx Holdings plc, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“MeiraGTx Holdings”), and MeiraGTx Ocular UK Limited, a corporation organized and existing under the laws of England and Wales (“MeiraGTx Ocular”), on the other hand (MeiraGTx UK II, MeiraGTx Holdings, and MeiraGTx Ocular are collectively, “MeiraGTx”). MeiraGTx and Janssen are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”.

WHEREAS, Janssen, MeiraGTx UK II and MeiraGTx Holdings previously entered into that certain Asset Purchase Agreement, dated December 20, 2023 (the “Original Purchase Agreement”), pursuant to which, among other things, MeiraGTx UK II and MeiraGTx Holdings sold and transferred (or caused to be sold and transferred) to Janssen, and Janssen purchased from MeiraGTx UK II and MeiraGTx Holdings, all of MeiraGTx UK II’s and MeiraGTx Holdings’ right, title and interest in, to and under the Purchased Assets (as defined in the Original Purchase Agreement), and Janssen obtained the exclusive right to further Exploit the RPGR Product (as such terms are defined in the Original Purchase Agreement);

WHEREAS, Janssen wishes to sell and transfer (or cause to be sold and transferred) back to MeiraGTx Ocular, and MeiraGTx Ocular wishes to purchase back from Janssen, Janssen’s rights, title and interests in and to the Purchased Assets, upon the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of April 15, 2026 (the “APA”); and

WHEREAS, in furtherance of the APA and the transactions contemplated thereunder, the Parties desire to, among other things, (i) terminate the Original Purchase Agreement as well as certain of the Previous Agreements (as defined below), and (ii) memorialize certain other agreements in connection therewith, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Treatment of the Original Purchase Agreement and the Previous Agreements.

(a)Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Original Purchase Agreement, unless the context otherwise requires.

(b)Effective upon the date hereof, and without requiring any further action by any Party, the Parties hereby agree that, except as otherwise set forth in Section 1(c) below, the Original Purchase Agreement, that certain Amended and Restated Transition Services Agreement, dated as of December 20, 2023 and as amended September 10, 2024 (the “Original TSA”), that certain Assignment and Assumption Agreement, dated as of September 29, 2023 and as amended December 20, 2023, June 6, 2024, September 10, 2024, September 27, 2024, November 18, 2024 and February 5, 2025 (sic) (the “Original Assignment Agreement”), that certain Supply Agreement, dated as of December 20, 2023, that certain Amendment No. 1 dated November 22, 2024 and that certain Letter Agreement dated December 16, 2024 (collectively, the “Supply Agreement”), that certain Quality Agreement dated January 22, 2025 (the “Quality Agreement”), and [***] (the [***], and together with the Original TSA, the Original Assignment Agreement, the Supply Agreement and the Quality Agreement, the “Original APA Related Documents”), in each case, entered into by and between the Parties in connection with the Original Purchase Agreement (collectively, with the Original APA Related Documents, the “Previous Agreements”), are hereby terminated by mutual agreement of the Parties and will each be of no further force or effect whatsoever.

(c)

(i)

In respect of the Original Purchase Agreement, Section 5.1(a) (Confidentiality), Section 5.1(c) (Acknowledgments), Section 5.1(d) (Interpretation), Section 5.1(e) (Validity), Section 5.1(f) (Injunctive Relief), Section 5.3 (Public Announcements) and Article VI (Indemnification) (subject to the survival periods set forth in Section 6.4 (Termination of Indemnification) of the Original Purchase Agreement) of the Original Purchase Agreement and those certain rights, obligations and liabilities pursuant to that certain Collaboration Agreement that survive pursuant to that certain Termination Agreement dated December 20, 2023, shall survive the termination of the Original Purchase Agreement in accordance with their respective terms (collectively, the “Surviving Original Purchase Agreement Terms”).

(ii)

In respect of the Original TSA, Section 3.3 (Termination) and Section 6 (Indemnification) of the Original TSA and the provisions of the Original TSA that expressly survive termination in accordance with the terms of Section 3.3 shall survive the termination of the Original TSA in accordance with its terms (collectively, the “Surviving Original TSA Terms”).

(iii)

In respect of the Supply Agreement, Section 25 (Effects of Expiration or Termination) and the provisions of the Supply Agreement that expressly survive termination in accordance with the terms of Section 25.4 shall survive the termination of the Supply Agreement in accordance with its terms; provided, however, that (x) the Parties hereby agree that notwithstanding the foregoing, the Supply Agreement is hereby amended to delete references to Section 25.3 (Effects of Expiration or Termination) and (y) Janssen will have no obligation to pay for any services rendered under the Supply Agreement prior to termination of the Supply Agreement to the extent that Janssen has not paid MeiraGTx for such services (such surviving terms, the “Surviving Supply Agreement Terms”).

(iv)

In respect of the Quality Agreement, Section 6.1 (Management Responsibility, [***]), Section 6.2 (Right to Audit, [***]), Section 6.3 (Regulatory, [***]), Section 6.4 (Data Integrity), Section 6.7 (Records Management), Section 6.9 (Deviations/Non-Conformance [***]), Section 6.12 (Samples, [***]), Section 6.21 (Complaint Handling) and Section 6.22 (Stability, [***]) shall survive termination of the Quality Agreement in accordance with their respective terms (such surviving terms, the “Surviving Quality Agreement Terms”).

(v)

In respect of the [***], Section 3.5 (Effects of Termination) and the provisions of the [***] that expressly survive termination in accordance with the terms of Section 3.5 shall survive the termination of the [***] in accordance with its terms; provided, however, that the Parties hereby agree that notwithstanding the foregoing, upon termination of the [***] (collectively, the [***] and together with the Surviving Original Purchase Agreement Terms, the Surviving Original TSA Terms, the Surviving Supply Agreement Terms and the Surviving Quality Agreement Terms, the “Surviving Terms”).

(vi)

The Parties hereby acknowledge and agree that (A) notwithstanding the termination of the Original Purchase Agreement and the Original APA Related Documents, the Surviving Terms remain in full force and effect and will remain in full force and effect for the remainder of, and in accordance with, their respective terms (except as otherwise expressly modified herein); (B) other than as set forth in the Surviving Terms, the Original Purchase Agreement

and the Original APA Related Documents are hereby terminated in their entirety and will be of no further force or effect whatsoever; and (C) in the event of a conflict between the APA and the Surviving Terms, the APA will control to the extent of such conflict.

(vii)	The Parties expressly acknowledge and agree that in connection with the termination of the Original Purchase Agreement:

(A)Janssen will be forever and irrevocably relieved of any and all payment obligations under Section 2.6 of the Original Purchase Agreement that may accrue on or after the Closing under the APA including, for the avoidance of doubt, payments with respect to Development Milestone Events No. 2(b), No. 3, No. 4, No. 5(a) and No. 5(b); and

(B)each Party hereby forever unequivocally, irrevocably, knowingly and voluntarily waives and disclaims any right or claim to any and all payment obligations under Section 2.6 of the Original Purchase Agreement or any portion thereof.

(viii)	The Parties expressly acknowledge and agree that in connection with the termination of the Supply Agreement:
(A)	Janssen will be forever and irrevocably relieved of any and all payment obligations under [***];
(B)	MeiraGTx will be forever and irrevocably relieved of any and all payment obligations under [***]; and
(C)	each Party hereby forever unequivocally, irrevocably, knowingly and voluntarily waives and disclaims any right or claim to any and all payment or credit obligations under [***].
(ix)

Notwithstanding the foregoing or anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that in connection with the termination of the Original APA Related Documents, nothing shall relieve the Parties of any payment becoming due and payable on or after the Effective Date of this Agreement under the APA or any other Related Document (as such term is defined in the APA).

(x)

For clarity and for the avoidance of any doubt, and notwithstanding anything herein to the contrary, each of the Parties acknowledges and agrees that, except as expressly provided in Section 2 below, this Agreement does not terminate, amend, modify, change or alter that certain Confidential Disclosure Agreement, dated [***] (the “Prior CDA”), which survives in accordance with Section 19.12 of the Collaboration Agreement and the terms of the Prior CDA and that certain Letter Agreement, dated [***] (the “Confidentiality Agreement”).

2.	Mutual Release; Disclaimer of Liability.

(a)Effective as of the Effective Date hereof, MeiraGTx, for and on behalf of itself and its Affiliates, will be deemed to have released and discharged, and hereby does, forever unconditionally, unequivocally, irrevocably, knowingly and voluntarily release and discharge, Janssen and its Affiliates, and each of their respective former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, and any former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, or assignees of any of the foregoing (collectively, the “Janssen Related Parties”), from any and all past, present or future liabilities, actions, causes of action, claims, demands, obligations, defenses, affirmative defenses, counterclaims, setoffs, losses, damages, rights (including rights of contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), protests, suits, disputes, orders, obligations, debts, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees) or damages of any kind, arising by any means, of any kind or nature, whether at law, in equity or otherwise (collectively, “Claims”), asserted or that could have been asserted, that in any way arise from, under or out of, are based upon, or are in connection with the Previous Agreements under any applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent (collectively, the “MeiraGTx Released Claims”), including any Claims that in any way arise from, under or out of, are based upon, or are in connection with: (i) the performance, non-performance, breach, action or failure to act under or in accordance with the Previous Agreements; (ii) any deliberations or negotiations in connection with the Previous Agreements and (iii) the events leading to the negotiation and execution of this Agreement and the transactions and agreements contemplated hereby; provided, however, that the MeiraGTx Released Claims (including, for clarity, sub-clauses (i)-(iii)) exclude and this Section 2(a) will not be construed as releasing any and all rights, remedies or Claims that in any way arise from, under or out of, are based upon, or are in connection with this Agreement, any Surviving Terms, the APA, any Related Document (as defined under the APA) or the Prior CDA (the “Retained Claims”).

(b)Effective as of the Effective Date hereof, Janssen, for and on behalf of itself and its Affiliates, will be deemed to have released and discharged, and hereby does, forever unconditionally, unequivocally, irrevocably, knowingly and voluntarily release and discharge, MeiraGTx and its Affiliates, and each of their respective former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, and any former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, or assignees of any of the foregoing (collectively, the “MeiraGTx Related Parties” and, together with the Janssen Related Parties, the “Related Parties”), from any and all past, present or future Claims asserted or that could have been asserted, that in any way arise from, under or out of, are based upon, or are in connection with the Previous Agreements under any applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent (collectively, the “Janssen Released Claims” and, together with the MeiraGTx Released Claims, the “Released Claims”), including any Claims that in any way arise from, under or out of, are based upon, or are in connection with: (i) the performance, non-performance, breach, action or failure to act under or in accordance with the Previous Agreements; (ii) any deliberations or negotiations in connection with the Previous Agreements and (iii) the events leading to the negotiation and execution of this Agreement and the transactions and agreements contemplated hereby; provided, however, that the Janssen Released Claims (including, for clarity, sub-clauses (i)-(iii)) exclude and this Section 2(b) will not be construed as releasing any Retained Claims.

(c)It is understood and agreed that, except as provided in Section 2(a) and Section 2(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims, liabilities, obligations or damages of each of the Parties and their respective Affiliates relating in any way to or arising in any way out of the Previous Agreements (other than the Retained Claims). Therefore, each of the Parties expressly waives any rights it may have under any statute, common law principle or in equity under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby to fully, finally and forever settle and release all of the Released Claims. In furtherance of this intention, the releases herein given will be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact, including without limitation Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST

IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)Effective as of the Effective Date hereof, and, for the avoidance of doubt, except with respect to the Retained Claims, each Party, on behalf of itself and its Affiliates hereby covenants not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in (including the investigation, filing, reporting or prosecution) by such Party or any of its Related Parties or any Third Party of a suit, arbitration, mediation or Claim against any other Party or its Related Parties relating to any Released Claim. The covenants contained in this Section 2 will survive this Agreement indefinitely regardless of any statute of limitations.

3.[***].

4.Further Assurances. Each Party will, and will cause its Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the transactions and agreements contemplated by this Agreement.

5.Third Party Beneficiaries. Except for the provisions of Section 2 and Section 3, with respect to which a Third Party is expressly intended to be a Third Party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

6.Entire Agreement. This Agreement, together with the Surviving Terms, the APA, the other Related Documents under the APA, Prior CDA and the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

7.Miscellaneous. Section 7.7 (Governing Law; Judicial Resolution; Waiver of Jury Trial; Specific Performance) of the APA is hereby incorporated herein by reference and will apply to this Agreement, mutatis mutandis, as if fully set forth herein.

(Remainder of Page Intentionally Left Blank; Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Second Termination Agreement to be signed by their respective officers hereunto duly authorized, all as of the Effective Date.

JANSSEN PHARMACEUTICALS, INC.

By:	/s/ Anthony Fernandez
Name:	Anthony Fernandez
Title:	VP Strategy Analytics and Transformation

MEIRAGTX UK II LIMITED

By:	/s/ Rich Giroux
Name:	Rich Giroux
Title:	CFO and COO

MEIRAGTX HOLDINGS PLC

By:	/s/ Rich Giroux
Name:	Rich Giroux
Title:	CFO and COO

MEIRAGTX OCULAR UK LIMITED

By:	/s/ Rich Giroux
Name:	Rich Giroux
Title:	CFO and COO

Signature Page to the Second Termination Agreement